FOR FURTHER INFORMATION CONTACT:	Exhibit 99.1

Investor Relations Contact: Don Duffy/Brian Prenoveau 203-682-8200 Media Contact: Alecia Pulman 203-682-8200

Jamba, Inc. Reports Financial Results For The

12 Week and 40 Week Periods Ended October 16, 2007

12 Week Period Ended October 16, 2007 Total Revenues of $83.6 Million,

Up 24.2% over Prior Year Same Period, and Addition of 24 Company-Owned Stores

Emeryville, CA, November 20, 2007 (BUSINESS WIRE) — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) (the “Company”) today reported financial results for the 12 week period ended October 16, 2007.

The Company’s GAAP-financial statements include the results of its wholly owned subsidiary, Jamba Juice Company, for the 12 and 40 week periods ended October 16, 2007.

Highlights of the Company’s 12 week period ended October 16, 2007:

•	Same store comparable sales increase of 3.8% for company-owned stores; system-wide same store comparable sales increase of 3.3%*.

•	12 week period total revenue of $83.6 million and 40 week period revenue of $262.6 million.

•	Third quarter openings of 24 company-owned stores, bringing the total store count to 672 system-wide.

Jamba is releasing the following information regarding the geographic make-up of its same store comparable sales:

Company-owned Same Store Comparable Sales

	1Q07	2Q07	3Q07
California	4.9%	(7.0%)	1.2%
Non-California	1.8%	8.2%	12.3%

“The Company continues to focus on increasing sales and building the foundation for future growth. This year we made investments in product development, marketing and training in order to attract new customers and increase the frequency of current customer visits. Our strategy of enhancing relevance started with the repositioning our core product platforms. In January, we featured Jamba Light™, a line of blended beverages “under 200 calories”, and in the Spring, we refreshed our no-sugar added, non-dairy All Fruit™ platform which included the Pomegranate Paradise, the most successful new beverage introduction in Jamba’s history. In the Fall, we launched our new functional beverages and boosts, and we are now preparing to expand our core platforms with the roll-out of Jamba breakfast early in 2008.

“Another element of our strategy is to make Jamba more accessible and thereby making it easier for our customers to enjoy Jamba. Year to date, we have opened 68 company stores and 22 franchised stores focusing on non-traditional development including our second airport location in Portland, Oregon. We have also made significant progress with Jamba ready-to-drink and are hopeful we can make a more definitive announcement by the end of 2007,” said Paul Clayton, Chief Executive Officer of the Company.

“As we continue to transform Jamba into the leading blender of fruit and other healthy ingredients, we are facing the same macro economic pressures that others are experiencing, particularly in California. The current environment is having an impact on our transaction counts and store-level margins. While we are focused on growing transactions, we believe it is appropriate to moderate new store growth next year to 55-65 company stores. We are absolutely committed to building a foundation based on strong unit level economics and the sound deployment of our internal resources,” concluded Mr. Clayton.

The Company’s Financial Results for the 12 Week Period Ended October 16, 2007

Following the completion of the acquisition of Jamba Juice Company on November 29, 2006 and the subsequent name change from Services Acquisition Corp. International (“SACI”) to Jamba, Inc., the Company changed its fiscal year reporting period. The Company now operates on a fiscal 16-12-12-12 week operating calendar year ending on the Tuesday closest to December 31st of each year. Because fiscal 2007 will be a transition year to the new fiscal calendar, the fourth quarter of fiscal year 2007 will be an 11-week operating period ending January 1, 2008.

In the 12 week period ended October 16, 2007, 24 new company-owned stores were opened, compared to 9 new company-owned stores in the prior year period, increasing the total number of stores in the system to 672, with 470 company-owned stores and 202 franchised stores. For the 40 week period ended October 16, 2007, 68 new company-owned stores were opened, compared to 37 new company-owned stores in the prior year period. We expect to end the year with approximately 95-100 new company-owned stores opened in 2007.

Total revenue was $83.6 million and is primarily attributable to smoothie and juice sales.

Cost of sales was $22.5 million, or 27.7% of company-owned store revenue.

Labor costs were $25.8 million, or 31.8% of company-owned store revenue.

Occupancy costs were $9.1 million, or 11.3% of company-owned store revenue.

Store operating expense was $9.2 million, or 11.4% of company-owned store revenue. Store operating expense includes all costs to operate the store, including costs for advertising and marketing.

General and administrative expenses were $12.1 million, or 14.5% of total revenue. General and administrative expense includes stock-based compensation expenses as a result of the Company’s adoption of SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), and costs associated with being a public company, including audit and legal fees, consulting fees, and investments in personnel and infrastructure.

Store pre-opening expenses were $1.4 million, or 1.6% of total revenue, attributable to opening 24 company-owned stores in the 12 week period ended October 16, 2007.

Other operating expenses were $1.7 million, or 2.1% of total revenue. These costs include franchise support expense, asset disposal, asset impairment and the effect of a purchase accounting adjustment related to jambacard redemptions and jambacard breakage income in the 12 week period ended October 16, 2007.

For the 12 week period ended October 16, 2007, the Company reported net income of $22.4 million, or $0.40 per fully diluted share, which includes a pre-tax non-cash gain of $23.3 million, or $0.42 per fully diluted share, related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of SACI.

The Company’s Financial Results for the 40 Week Period Ended October 16, 2007

In the 40 week period ended October 16, 2007, 68 new company-owned stores were opened, compared to 37 new company-owned stores opened in the 40 week period ended October 17, 2006.

Total revenue was $262.6 million and is primarily attributable to smoothie and juice sales.

Cost of sales was $69.7 million, or 27.5% of company-owned store revenue.

Labor costs were $81.1 million, or 32.0% of company-owned store revenue.

Occupancy costs were $28.7 million, or 11.3% of company-owned store revenue.

Store operating expense was $31.2 million, or 12.3% of company-owned store revenue. Store operating expense includes all costs to operate the store, including costs for advertising and marketing.

General and administrative expenses were $37.6 million, or 14.3% of total revenue. General and administrative expense includes stock-based compensation expenses as a result of the Company’s adoption of SFAS 123(R), and costs associated with being a public company, including audit and legal fees, consulting fees, and investments in personnel and infrastructure.

Store pre-opening expenses were $4.0 million, or 1.5% of total revenue, attributable to opening 68 company-owned stores in the 40 week period ended October 16, 2007.

Other operating expenses were $4.7 million, or 1.8% of total revenue. These costs include a $1.7 million effect of a purchase accounting adjustment relating to jambacard redemptions in the 40 week period ended October 16, 2007.

For the 40 week period ended October 16, 2007, the Company reported net income of $36.7 million, or $0.63 per fully diluted share, which includes a pre-tax non-cash gain of $38.8 million, or $0.67 per fully diluted share, related to the change in the fair value of derivative liabilities. The derivative liability relates to warrants issued in the 2005 initial public offering of SACI.

The Company’s Pro Forma Results of Operations for the 12 Week Period Ended October 16, 2007 Compared to Combined Results of Operations for the 12 Week Period Ended October 17, 2006**

To provide a more meaningful comparison of operating results from the third fiscal quarter to the operating results of the same period a year ago, the Company has provided the following discussion of the pro forma results of operations for the 12 week period ended October 16, 2007 as compared to the combined results of operations for the 12 week period ended October 17, 2006. The pro forma adjustments for 2007 are a result of certain purchase accounting adjustments related to the Company’s acquisition of Jamba Juice Company in November 2006 and the effects of the adoption of SFAS 123(R) in fiscal 2006. The combined results of operations for the prior year include the results of operations of Jamba Juice Company and SACI for the 12 week period ended October 17, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.

Revenue increased 24.2% to $83.6 million from $67.4 million in the prior year period. The growth in revenue was primarily attributable to revenue from new stores.

Company-owned store comparable store sales increase was 3.8% compared to a decrease of (3.6%) in the prior year period. Comparable store sales were primarily due to the impact of price increases of 5.4% and strong performance outside of California.

Costs of sales increased to $22.5 million, or 27.7% of company-owned store revenue, as compared with 25.5% in the prior year period. Costs as a percent of company-owned revenue were negatively impacted by continued effects of the January citrus freeze and higher dairy and distribution costs for fruit and juice.

Labor costs increased to $25.8 million, or 31.8% of company-owned store revenue, as compared with 31.2% in the prior year period. The percent increase was due to higher wage rates in California due to minimum wage rate increases and the effect of discounting, offset by our previous price increase and new store openings.

Occupancy costs increased to $8.8 million, or 10.8% of company-owned store revenue, as compared with 10.6% in the prior year period. The higher percentage was primarily due to the record high number of 80 new company-owned stores opened between October 18, 2006 and October 16, 2007.

Store operating expense increased to $9.2 million, or 11.4% of company-owned store revenue, as compared with 11.5% in the prior year period. The costs as a percent of company-owned store revenue were driven primarily by increased marketing, and maintenance costs offset by lower store equipment operating cost during the quarter.

General and administrative expenses increased to $11.1 million, or 13.2% of total revenue, compared to 12.6% in the prior year period. On a comparable period basis the Company has incurred higher costs associated with being a public company (including legal, audit, and consulting fees) and has made the investments in personnel and infrastructure to aid in accelerating the Company’s growth plans.

Store pre-opening expenses increased to $1.4 million, or 1.6% of total revenue, compared to 0.7% in the prior year period. This increase is a direct result of more store openings as well as the preparation for a greater number of new store openings in the upcoming quarters. In the third fiscal quarter of 2007, the Company opened 24 new company-owned stores as compared to 9 in the prior year period.

Other operating expenses decreased to $1.2 million, or 1.4% of total revenue, as compared to 2.8% of total revenue in the prior year period. The majority of this decrease is due to lower franchise support expenses and increased net income from jambacard breakage.

Capital Resources

On October 16, 2007, the Company had cash and cash equivalents of $44.5 million. The Company intends to use its available cash resources to invest in its core business, primarily through building out new locations or upgrading existing locations and other new business opportunities related to its core business.

Conference Call

Steve Berrard, Chairman; Paul Clayton, CEO; and Don Breen, CFO will conduct a conference call to discuss financial results on November 20, 2007 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing (888) 262-8770 or for international callers by dialing (913) 312-0820. A simultaneous web cast of the call will be available by visiting http://www.jambajuice.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the pin number is 5443971. The replay will be available until December 4, 2007.

ABOUT JAMBA, INC.

Jamba, Inc. is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, JAMBA JUICE is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. As of the end of 3Q07, JAMBA JUICE has 672 stores, of which 470 are company-owned and operated. For the nearest location or a complete menu of smoothies, please call: 1-866-4R-FRUIT or visit the new JAMBA JUICE website at http://www.jambajuice.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Forward-looking statements in this release include those related to revenue growth and expectations regarding store openings, customer frequency, market development and commodity and other costs. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: demand for the products and services that Jamba, Inc. provides; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

*	System comparable sales include sales at all Company and franchise-operated stores in operation at the beginning of their fourteenth full period. Included in system comparable sales are franchise-operated and Company comparable sales percentages. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends and make certain business decisions.

**	Use of Non-GAAP Financial Measures

In this earnings release, conference calls, slide presentations, or webcasts, the Company may use or discuss pro forma financial results for the 12 week and 40 week periods ended October 16, 2007 for the Company as compared to the combined operating results for the 12 week and 40 week periods ended October 17, 2006 for Jamba Juice Company and SACI. The pro forma financial information for both periods of 2007 uses non-GAAP financial measures as defined by SEC Regulation G, including certain purchase accounting adjustments and the effects of the adoption of SFAS 123(R) in 2006. Since the Company was not an operating company prior to its acquisition of Jamba Juice Company, management believes the combined financial information for both periods of 2006 is a more meaningful and informative measure of the Company’s financial performance. Management believes the pro forma and combined financial information are useful to investors in evaluating and comparing the Company’s operating performance. The Company does not intend for the pro forma and combined financial information to be considered in isolation or as a substitute for any GAAP measure. This financial information, as presented, may not be comparable to similarly titled measures of other companies.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	October 16, 2007	January 9, 2007
Assets
Current assets:
Cash and cash equivalents	$44,526	$87,379
Restricted cash and investments	4,848	—
Receivables, net of allowances of $98 and $96	3,450	3,420
Inventories	3,606	2,356
Deferred income taxes	6,152	6,170
Prepaid rent	1,575	1,880
Prepaid expenses and other current assets	6,160	3,563

Total current assets	70,317	104,768

Property, fixtures and equipment, net	120,795	85,305
Goodwill	112,139	94,162
Trademarks and other intangible assets, net	177,546	177,580
Other long-term assets	3,178	5,738

Total assets	$483,975	$467,553

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,240	$10,456
Accrued compensation and benefits	9,053	6,702
Workers’ compensation and health self-insurance reserves	4,781	3,917
Accrued store value cards	18,548	19,712
Litigation settlement payable	—	614
Other accrued expenses	8,810	4,749
Derivative liabilities	29,964	71,197

Total current liabilities	87,396	117,347
Deferred franchise revenue	163	50
Deferred income tax	55,346	60,331
Deferred rent and other long-term liabilities	8,718	3,950
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, and 52,602,756 and 51,881,616 issued and outstanding at October 16, 2007 and January 9, 2007	53	52
Additional paid-in-capital	351,059	341,256
Accumulated deficit	(18,760)	(55,433)

Total stockholders’ equity	332,352	285,875

Total liabilities and stockholders’ equity	$483,975	$467,553

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		40 Week Period Ended
(In thousands except share and per share amounts)	October 16, 2007	October 17, 2006	October 16, 2007	October 17, 2006
Revenue:
Company stores	$81,044	$—	$253,418	$—
Franchise and other revenue	2,594	—	9,215	—

Total revenue	83,638	—	262,633	—

Operating expenses:
Cost of sales	22,486	—	69,697	—
Labor costs	25,803	—	81,144	—
Occupancy costs	9,138	—	28,681	—
Store operating expense	9,220	—	31,184	—
Depreciation and amortization	4,923	—	14,187	—
General and administrative expense	12,103	—	37,598	—
Store pre-opening expense	1,359	—	3,984	—
Other operating expense	1,721		4,680
Formation and operating costs	—	136	—	462

Total operating expenses	86,753	136	271,155	462

Loss from operations	(3,115)	(136)	(8,522)	(462)
Other income (expense):
Gain (loss) from derivative liabilities	23,271	(20,228)	38,750	(72,398)
Interest income	775	1,011	3,091	3,197
Interest expense	(21)	—	(155)

Total other income (expense)	24,025	(19,217)	41,686	(69,201)

Income (loss) before income taxes	20,910	(19,353)	33,164	(69,663)
Income tax (expense) benefit	1,487	(48)	3,509	(184)

Net income (loss)	$22,397	$(19,401)	$36,673	$(69,847)

Weighted-average shares used in the computation of earnings (loss) per share:
Basic	52,576,948	21,000,000	52,243,161	21,000,000
Diluted	55,468,235	21,000,000	57,871,913	21,000,000
Earnings (loss) per share:
Basic	$0.43	$(0.92)	$0.70	$(3.33)
Diluted	$0.40	$(0.92)	$0.63	$(3.33)

PROFORMA 2007 JAMBA INC. (W/OUT PURCHASE ACCT & SFAS 123(R)) TO COMBINED RESULTS OF OPERATIONS FOR 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 12 WEEK PERIODS ENDED OCTOBER 16, 2007 AND OCTOBER 17, 2006

(Unaudited)

(In thousands)	12 Week Period Ended October 16, 2007	% of Revenue		Effect of Purchase Accounting and FAS 123(R)		PROFORMA 2007 12 Week Period Ended October 16, 2007	% of Revenue		2006 Combined Results of Operations (6) 12 Week Period Ended October 17, 2006	% of Revenue
Revenue:
Company stores	$81,044	96.9%				$81,044	96.9%		$64,642	96.0%
Franchise and other revenue	2,594	3.1				2,594	3.1		2,715	4.0

Total revenue	83,638	100.0		—		83,638	100.0		67,357	100.0

Operating expenses:
Cost of sales	22,486	27.7	(1)			22,486	27.7	(1)	16,475	25.5 (1)
Labor costs	25,803	31.8	(1)			25,803	31.8	(1)	20,154	31.2 (1)
Occupancy costs	9,138	11.3	(1)	$(359	)(5)	8,779	10.8	(1)	6,847	10.6 (1)
Store operating expense	9,220	11.4	(1)			9,220	11.4	(1)	7,435	11.5 (1)
Depreciation and amortization	4,923	5.9		(169	)(2)	4,754	5.7		3,291	4.9
General and administrative expense	12,103	14.5		(1,038	)(3)	11,065	13.2		8,489	12.6
Store pre-opening expense	1,359	1.6				1,359	1.6		502	0.7
Other operating expense	1,721	2.1		(533	)(4)	1,188	1.4		1,718	2.6
Formation and operating costs									136	0.2

Total operating expenses	86,753	103.7		(2,099)		84,654	101.2		65,047	96.6

Income (loss) from operations	(3,115)	(3.7)		2,099		(1,016)	(1.2)		2,310	3.4
Other income (expense):
Gain (loss) from derivative liabilities	23,271	27.8		—		23,271	27.8		(20,228)	(30.0)
Interest income	775	0.9		—		775	0.9		1,062	1.6
Interest expense	(21)	(0.0)		—		(21)	(0.0)		(163)	(0.2)

Total other income (expense)	24,025	28.7		—		24,025	28.7		(19,329)	(28.7)

Income (loss) before income tax	20,910	25.0		2,099		23,009	27.5		(17,019)	(25.3)
Income tax benefit (expense)	1,487	1.8		(829)		658	0.8		(1,203)	(1.8)

Net income (loss)	$22,397	26.8%		$1,270		$23,667	28.3%		$(18,222)	(27.1)%

Notes

(1)	Percent of Company Store revenue.

(2)	Adjustment to eliminate the effect of amortization of acquisition related intangible assets.

(3)	Adjustment to eliminate the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted.

(4)	Adjustment to eliminate the current period expense effect of acquisition write down of our jambacard liability.

(5)	Adjustment to eliminate the effect of the acquisition write off of deferred rent balances.

(6)

Represents the combined results of operations of Jamba Juice Company and Services Acquisition Corp. International for the 12-week period ended October 17, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.

PROFORMA 2007 JAMBA INC. (W/OUT PURCHASE ACCT & SFAS 123(R)) TO COMBINED RESULTS OF OPERATIONS FOR 2006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE 40 WEEK PERIODS ENDED OCTOBER 16, 2007 AND OCTOBER 17, 2006

(Unaudited)

(In thousands)	40 Week Period Ended October 16, 2007	% of Revenue		Effect of Purchase Accounting and FAS 123(R)		PROFORMA 2007 40 Week Period Ended October 16, 2007	% of Revenue		2006 Combined Results of Operations (6) 40 Week Period Ended October 17, 2006	% of Revenue
Revenue:
Company stores	$253,418	96.5%				$253,418	96.5%		$210,814	96.1%
Franchise and other revenue	9,215	3.5				9,215	3.5		8,502	3.9

Total revenue	262,633	100.0		—		262,633	100.0		219,316	100.0

Operating expenses:
Cost of sales	69,697	27.5	(1)			69,697	27.5	(1)	53,472	25.4 (1)
Labor costs	81,144	32.0	(1)			81,144	32.0	(1)	66,286	31.4 (1)
Occupancy costs	28,681	11.3	(1)	$(1,197	)(5)	27,484	10.8	(1)	22,149	10.5 (1)
Store operating expense	31,184	12.3	(1)			31,184	12.3	(1)	23,302	11.1 (1)
Depreciation and amortization	14,187	5.4		(575	)(2)	13,612	5.2		10,335	4.7
General and administrative expense	37,598	14.3		(3,090	)(3)	34,508	13.1		25,154	11.5
Store pre-opening expense	3,984	1.5				3,984	1.5		2,048	0.9
Other operating expense	4,680	1.8		(1,671	)(4)	3,009	1.1		5,095	2.3
Formation and operating costs		—							463	0.2

Total operating expenses	271,155	103.2		(6,533)		264,622	100.8		208,304	95.0

Income (loss) from operations	(8,522)	(3.2)		6,533		(1,989)	(0.8)		11,012	5.0
Other income (expense):
Gain (loss) from derivative liabilities	38,750	14.8				38,750	14.8		(72,398)	(33.0)
Interest income	3,091	1.2		—		3,091	1.2		3,324	1.5
Interest expense	(155)	(0.1)		—		(155)	(0.1)		(880)	(0.4)

Total other income (expense)	41,686	15.9		—		41,686	15.9		(69,954)	(31.9)

Net income / (loss) before income tax	33,164	12.6		6,533		39,697	15.1		(58,942)	(26.9)
Income tax benefit (expense)	3,509	1.3		(2,581)		928	0.4		(5,187)	(2.4)

Net income (loss)	$36,673	14.0%		$3,952		$40,625	15.5%		$(64,129)	(29.2)%

Notes

(1)	Percent of Company Store revenue.

(2)	Adjustment to eliminate the effect of amortization of acquisition related intangible assets.

(3)	Adjustment to eliminate the effect of non-cash stock-based compensation expense related to stock options and restricted stock awards granted.

(4)	Adjustment to eliminate the current period expense effect of acquisition write down of our jambacard liability.

(5)	Adjustment to eliminate the effect of the acquisition write off of deferred rent balances.

(6)

Represents the combined results of operations of Jamba Juice Company and Services Acquisition Corp. International for the 40-week period ended October 17, 2006. The combined results do not include the effect of the purchase accounting adjustments resulting from the purchase of Jamba Juice Company.